Exhibit 23-c




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 18, 1998, incorporated by reference in Southern New England Telecommunications Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.



                                          ARTHUR ANDERSEN L.L.P.



Stamford, Connecticut
October 23, 1998